UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
___________________________

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 27, 2010

WEST COAST BANCORP

(Exact name of registrant as specified in charter)

Oregon

(State or other jurisdiction of incorporation)

0-10997

(SEC File Number)

93-0810577

(IRS Employer Identification No.)

5335 Meadows Road, Suite 201 Lake Oswego, Oregon (Address of principal executive offices)	97035 (Zip Code)

Registrant’s telephone number, including area code:

(503) 684-0884

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  On April 27, 2010, the shareholders of West Coast Bancorp (the Company) approved an amendment to the Company's 2002 Stock Incentive Plan to increase by 2,000,000 shares the number of shares that may be issued under the plan and the number of shares that may be issued as restricted stock under the plan.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

            (a)  The 2010 annual meeting of shareholders of the Company was held on April 27, 2010.

            (b) The matters considered and voted on by the Company's shareholders at the annual meeting and the vote of the shareholders was as follows:

Proposal 1.  Eight directors were elected, each for a one-year term, by the votes indicated.

Nominee	Shares Voted For	Shares Withheld
Lloyd D. Ankeny	61,932,712	701,036
Simon Glick	61,983,710	650,038
Duane C. McDougall	62,003,857	629,891
Steven J. Olivia	61,991,887	641,861
John Pietrzak	61,979,791	653,957
Steven N. Spence	61,982,191	651,557
Robert D. Sznewajs	61,996,525	637,223
Nancy A. Wilgenbusch, Ph.D.	61,385,227	1,248,521

            The following matters were approved by the votes indicated:

            Proposal 2.  Approval of the Company's Tax Benefit Preservation Plan.

Shares Voted For	Shares Voted Against	Abstentions
62,845,554	5,849,878	224,267

            Proposal 3.  Approval of amendments to the West Coast Bancorp 2002 Stock Incentive Plan.

Shares Voted For	Shares Voted Against	Abstentions
60,047,350	1,889,710	696,688

            Proposal 4.  Ratification of the appointment of Deloitte & Touche LLP as the Company's independent public accountants for the year ending December 31, 2010.

Shares Voted For	Shares Voted Against	Abstentions
68,099,414	606,478	213,807

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WEST COAST BANCORP
Dated: April 29, 2010	By:	/s/ Richard R. Rasmussen
Richard R. Rasmussen Executive Vice President, General Counsel and Secretary